                                                  MASTER LEASE
                                                  ------------

         THIS MASTER LEASE ("this  Lease"),  is made and entered into as of the ___ day of May, 2001 by and between
FARMLAND  INDUSTRIES,  INC, a Kansas  corporation  ("Landlord"),  and  ADM/Farmland,  Inc., a Delaware  corporation
("Tenant") and Archer-Daniels Midland Company ("ADM");

                                              STATEMENT OF BACKGROUND

         A.       Landlord,  Tenant  and ADM,  which  owns all of the  issued  and  outstanding  shares of stock in
Tenant, have entered into that certain Purchase Agreement, dated as of the date of this Lease (the "Agreement").

         B.       Capitalized  terms used in this  Statement of Background  that are defined in this Lease and that are not otherwise  defined in the Agreement or related  agreements  shall have the meanings  given to them below in this Lease.

         C.       Pursuant  to the  Agreement,  Landlord  has agreed to lease or  sublease,  as the case may be, to
Tenant,  and Tenant has agreed to lease or sublease,  as the case may be, from Landlord certain grain facilities on the terms and conditions set forth in this Lease.

         D.       In  accordance  with the terms of this Lease,  Landlord and Tenant shall  execute a Memorandum of
Lease with respect to each of the Leased Premises  setting forth the detailed  description of the Leased  Premises, incorporating  by  reference  the terms and  conditions  of this  Lease,  and  setting  forth such other  terms and conditions as may be appropriate in accordance with the provisions of Section 20.20 of this Lease.
                                                                      -------------

ARTICLE I -
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                                                LEASE AND SUBLEASE

1.01     Granting of Leasehold.  Landlord hereby rents,  leases and lets to Tenant and Tenant hereby rents,  leases
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and hires from Landlord,  for the rentals and upon and subject to the terms and conditions  hereinafter  set forth, the real  property  described  in Exhibit A-1  attached  hereto and by  reference  made a part hereof (the  "Direct
                                  -----------
Leased  Facilities"),  together  with  all  buildings  and  improvements  located  thereon  and  together  with the equipment,  fixtures,  machinery,  appliances and other property  located thereon and itemized (or if not itemized, other  property  located  thereon) in Exhibit A-2 attached  hereto and by reference  made a part hereof (all of the
                                      -----------
aforesaid  collectively  referred to herein as the "Direct  Leased  Premises"),  subject to  covenants,  easements, restrictions, reservations and declarations of record, if any.

1.02     Granting of  Subleasehold.  Landlord  hereby  rents,  subleases  and  sublets to Tenant and Tenant  hereby
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rents,  subleases  and hires from  Landlord,  for the  rentals  and upon and  subject  to the terms and  conditions hereinafter  set forth,  the real property  described in Exhibit A-3 attached  hereto and by reference  made a part
                                                         -----------
hereof (the "Subleased  Facilities"  and,  together with the Direct Leased  Facilities,  the "Leased  Facilities"),
together  with  all  buildings  and  improvements  located  thereon  and  together  with the  equipment,  fixtures, machinery,  appliances and other property located thereon and itemized (or if not itemized,  other property located thereon) in Exhibit A-4 attached  hereto and by  reference  made a part hereof (all of the  aforesaid  collectively
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referred  to herein as the  "Subleased  Premises"  and,  together  with the Direct  Leased  Premises,  the  "Leased
Premises"),  subject to (a) covenants,  easements,  restrictions,  reservations and declarations of record, if any, and (b) the terms and  conditions  of the leases  described  on Exhibit A-3 pursuant to which  Landlord  leases the
                                                                -----------
Subleased Premises (each a "Prime Lease" and collectively the "Prime Leases").

         1.03     Grain  Licenses.  Landlord  shall  accommodate  Tenant,  subject to  applicable  law and
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regulations,  with respect to existing  licenses  owned by Landlord in a manner that would allow Tenant to conduct the  operations  authorized by such license.  Such  accommodation  is to be on a temporary  basis, and  Tenant  agrees to obtain in a prompt  manner  all grain  licenses  necessary  for it to  conduct  its business.

ARTICLE II -
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                                                 TERM AND RENEWALS

2.01     Term.  The basic term (the  "Basic  Term") of this Lease  shall  commence as of the date hereof and end on
         ----
June 30, 2006.  The term "Lease  Year," as used herein means each period  during the term of this Lease  commencing on July 1 of a year and ending on the  following  June 30 of said  year;  provided  that the first  Lease Year will mean the period beginning on the date hereof and ending on June 30, 2002.

2.02     Option to Renew.  The Tenant is hereby  granted four (4) separate  options to renew the Basic Term of this
         ---------------
Lease,  each  option  period to be for five (5) years.  Tenant's  occupancy  of the  Leased  Premises  during  such renewal  periods shall be on the same terms and conditions as the Basic Term hereof,  and it shall not be necessary for  Landlord  and Tenant to execute a renewal  lease or any other  document to evidence  such  renewal.  If one or more of such options are  exercised,  each renewal term shall  commence  immediately on the expiration of the prior term.  Tenant may  exercise  such  options by giving  written  notice  thereof to  Landlord at least six (6) months prior to the termination of the then current term of this Lease,  provided that Tenant is not in default  hereunder at the  time  any such  notice  of  extension  is  given.  The  options,  if  exercised,  shall  each be  exercised successively.  In the event  Tenant  exercises  its right to extend  the term of this Lease for the four (4) option periods set forth  above,  and Tenant  makes a bona fide offer to  Landlord  to purchase  all or part of the Leased
Premises no later than 180 days prior to the  expiration of the fourth (4th)  renewed  term,  and Landlord does not accept such offer,  then Tenant  shall have the right to renew the term of this Lease for one  additional  five (5)
year period for the Leased Premises that were the subject of the bona fide offer.

2.03     Option to Terminate.  In the event of three (3)  consecutive  Lease Years,  with a Loss from the operation
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of the Leased  Premises in each such Lease Year,  either  Landlord or Tenant may terminate  this Lease by providing written  notice to the other  party no later  than  ninety  (90) days  following  the end of the third of the three consecutive  Lease Years for which Losses  occurred,  which  termination  shall be  effective  six (6) months after receipt of the termination notice.

         2.04     Purchase Option.  (a)     Tenant  shall  have the  option to  purchase  all or part of the Leased
                  ---------------
Premises in the event Landlord elects to sell or otherwise  transfer or dispose of, directly or indirectly,  all or part of the Leased  Premises to a third party.  Tenant's  option to purchase shall be exercised,  if at all, within ninety  (90) days  after  Landlord  gives  Tenant  notice  that it has  elected  to sell all or part of the  Leased
Premises.  The option to purchase set forth above shall expire upon the first  anniversary of the expiration of the
Basic Term and the  nonrenewal of a renewal term or, if the term is renewed,  upon the expiration of a renewal term and nonrenewal of the term at the time of such  expiration.  The purchase  option may be exercised by Tenant at any time  during the period that this Lease is in effect but only in the event  Landlord  elects to sell all or part of the Lease Premises to a third party during such term.

(b)      In the event  Tenant  exercises  its purchase  option  pursuant to (a) above,  the purchase  price for the
         Leased  Premises  shall be the  higher of (i)  eighty  percent  of the book  value of the  Leased
         Premises  (excluding the book value of any improvements,  alterations and additions to the Leased
         Premises  made by  Tenant),  and (ii)  eighty  percent  of the fair  market  value of the  Leased
         Premises  (excluding the fair market value of any improvements,  alterations and additions to the
         Leased  Premises  made by  Tenant).  In  determining  the  applicable  purchase  price under this
         Section 2.04(b),  appraisals shall be made by three appraisers,  one each appointed by Tenant and
         Landlord (the "Appointed  Appraisers"),  and the third (the "Independent  Appraiser")  designated by mutual  agreement  of the  Appointed  Appraisers.  The fair market  value for purposes of this
         Section  2.04(b),  shall be the average of the fair market value  determined  by the  Independent
         Appraiser  and the fair market value in the aggregate of all the  Facilities  which is determined by the Appointed  Appraiser next nearest to that of the  Independent  Appraiser,  such appraisals to be completed not less than forty-five (45) days prior to the closing date.

(c)      In the event the purchase  option set forth in Section 2.04(a) is exercised,  the closing,  subject to the other  provisions  of this  Section  2.04,  shall  take  place at a time and  place  fixed by the written notice of exercise.

(d)      In the event the purchase  option set forth in Section  2.04(a) is exercised,  Tenant shall receive,  upon payment of the applicable  purchase price,  Landlord's  general warranty deed (or equivalent deed or deeds)  sufficient  to convey  good,  valid and  marketable  title to the Leased  Premises  to
         Tenant,  free and  clear of all  liens,  claims  and  encumbrances  which  either  (i)  secure an obligation for borrowed  money created by Landlord or an affiliate of Landlord,  (ii) result from the failure of Landlord or an  affiliate  of Landlord to pay any amounts  which  Landlord or such affiliate  is  obligated  to pay, or (iii) were  created or suffered to be created by Landlord or its affiliate and which adversely  affect,  to any material extent,  the usefulness of the Leased
         Premises,  provided that in any such instance  Tenant shall have specified its objections to such lien,  claim,  encumbrance or defect by notice given to Landlord  prior to the closing,  in which event the closing  shall be extended for a reasonable  period of time to permit  Landlord to cure such objections.

(e)      Landlord shall pay for all documentary  stamps for deeds and other instruments of conveyance,  real estate excise or transfer  taxes.  Tenant shall pay for the cost of filing or  recording  such deeds and other instruments.

ARTICLE III -
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                                                       RENT

3.01     Basic Rent.  Landlord  reserves and Tenant  covenants  and agrees to pay to Landlord  with respect to each
         ----------
Lease Year during the Basic Term and during any Renewal Term basic rent ("Basic Rent") as follows:

(a)      For each of the Direct  Leased  Premises,  an amount  equal to the  aggregate  Impositions  (as defined in
         Section  5.01 of this Lease) and  depreciation  (in  accordance  with the  depreciation  schedule
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         incorporated  into Exhibit  A-2) with respect to such Direct Lease  Premises for each Lease Year;
                            ------------
         provided,  however,  that with respect to any Lease Year that does not coincide with the calendar or fiscal  year with  respect to which such Taxes or  depreciation  relates,  the amount  payable under this  Subsection  (a) shall be prorated based on the period of such calendar or fiscal year
                     ---------------
         occurring  during such Lease Year. (It is acknowledged  that Tenant's  payment of the Impositions directly to the appropriate  authority discharges Tenant's payment  responsibility  pertaining to such Impositions hereunder).

(b)      For each of the Subleased  Premises,  an amount equal to the aggregate  amounts  payable by Landlord under the Prime Lease  respecting such Subleased  Premises,  plus  amortization (in accordance with the amortization  schedule  incorporated  into Exhibit A-4) for the  leasehold  improvements  of such
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         Subleased Premises for each Lease Year;  provided,  however,  that with respect to any Lease Year that does not  coincide  with the year or other  period  with  respect to which such  payments or amortization  relates,  the amount  payable under this  Subsection (b) shall be prorated based on
                                                                 --------------
         the period of such calendar or fiscal year occurring during such Lease Year.

         Basic Rent shall be adjusted in accordance  with changes in  depreciation  and  amortization,  Impositions and  amount  payable by  Landlord  under the Prime  Lease.  All Basic Rent  shall be due and  payable  annually  in advance during the term of this Lease on the first day of each Lease Year without  demand or setoff;  provided that
Tenant shall be entitled to set off Landlord's portion of any Loss against Basic Rent due and payable.

3.02     Payments.  All  payments  hereunder  by one party to the other shall be made as the same shall  become due
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in lawful  money of the United  States of America at the address  specified in Section  18.01 of this Lease,  or to
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such other party or at such other address as  hereinafter  may be designated by the party  entitled to such payment by written  notice  delivered  to the other party at least ten (10) days prior to the next ensuing  rental  payment date.

3.03     No  Abatement.  No  abatement,  diminution or reduction of rent,  charges or other  compensation  shall be
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claimed  by or  allowed  to  Tenant,  or any  persons  claiming  under it,  under any  circumstances,  whether  for inconvenience,  discomfort,  interruption  of  business,  or  otherwise,  arising  from the making of  alterations, changes,  additions,  improvements  or repairs to any  buildings  now on or which may  hereafter  be erected on the
Leased  Premises,  by virtue or  because of any  present or future  governmental  laws,  ordinances,  requirements, orders,  directions,  rules or regulations or by virtue or arising from, and during,  the restoration of the Leased
Premises  after the  destruction  or damage  thereof  by fire or other  cause or the  taking or  condemnation  of a portion  only of the Leased  Premises or arising  from any other  cause or reason,  except as  otherwise  expressly provided herein.

3.04     Additional  Rent.  Tenant shall pay as "Additional  Rent" all payments of whatever  nature which Tenant is
         ----------------
obligated to pay or assume under the provisions of this Lease.

         Rent;  Variable Rent;  Profit and Loss.  If, at the end of any Lease Year,  there has been Profit from the
         --------------------------------------
operation of the Leased  Premises for such period,  Tenant shall within  forty-five (45) days after the end of such period,  pay to Landlord an amount equal to fifty  percent  (50%) of the Profit  arising from the  operation of the
Leased  Premises for such  period.  If, at the end of any Lease Year,  there has been a Loss from the  operation of the Leased Premises for such period,  Landlord shall within forty-five (45) days after the end of such period,  pay to Tenant an amount equal to fifty  percent  (50%) of the Loss arising  from the  operation of the Leased  Premises for such period.

         Tenant  shall,  at all times,  keep  complete,  separate  and  accurate  records and books of account with respect to Profits and Losses  arising from the operation of the Leased  Premises.  Tenant shall  maintain  monthly and annual financial  statements with respect to its operation of the Leased Premises,  fairly  reflecting  Revenue and Expenses  with respect to such  operations  and shall  provide  Landlord  copies of such  statements as soon as reasonably  practicable.  At any time during Tenant's normal business hours,  Landlord or its representative  shall have the right to inspect  those books and records of Tenant which relate to Profits and Losses from the  operation of the Leased  Premises;  provided,  however,  neither  Landlord  not its  representatives  shall have any right to inspect any books or records of Tenant which are not directly  related to the  operation of the Leased  Premises or which relate to any other business engaged in or conducted by any affiliate of Tenant;  and further provided,  that
Landlord  and  its  representatives  shall  not  unreasonably  interfere  with  Tenant's  operation  of the  Leased
Premises.  For  purposes  hereof,  (i)  "Profits"  shall  mean,  if  Revenue is greater  than  Expense,  the amount remaining  after  subtracting  Expense from Revenue;  (ii) "Losses" shall mean, if Expense is greater than Revenue, the amount  remaining  after  subtracting  Revenue from Expense;  (iii)  "Revenue" shall have the meaning set forth below; and (iv) "Expense" shall have the meaning set forth below.

3.05     Total  Rent.  The term  "Total  Rent,"  as used  herein,  means the  total  amount  of all Basic  Rent and
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Additional Rent payable by Tenant pursuant to the terms of this Lease.

         3.06     Definition of Revenue and Expenses.
                  -----------------------------------

                  (a)      Revenue, including hedging gains and losses, and Expenses will be determined in accordance with generally accepted accounting principles.

                  (b)      Expenses shall include the Basic Rent under subsections 3.01 (a) and (b) of the Lease.

                  (c)      Expenses shall not include any provision for Federal, state or local income taxes.

                  (d)      Expenses shall include a reasonable charge for  administrative  services provided by ADM or ADM affiliates to  ADM/Farmland,  Inc.  Charges for such services shall not exceed the charges  allocated by ADM to any  other  ADM  affiliate  for  comparable  services.  Such  services  will  consist  of the  following:  human resources,  accounts payable,  payroll,  accounts receivable,  credit,  safety,  environmental,  finance,  position accounting,  settlement accounting,  general accounting,  audit, legal, maintenance services,  information systems, letters of credit,  insurance  and ad valorum  taxes.  Initially,  the charge for such  services is estimated to be
$.0075 per bushel marketed.

                  (e)      Expenses shall include interest.  ADM will provide all financing for ADM/Farmland,
Inc. at an interest rate equal to Libor plus 210 basis points.

                  (f)      In the event of any dispute  between  the  parties  respecting  the  calculation  of Net
Profit,  the parties  shall  refer such  dispute to the  Advisory  Board for  resolution.  If,  after 30 days,  the
Advisory Board has not resolved such dispute,  then the parties shall agree upon an independent  public  accounting firm to resolve such dispute,  and if they cannot reach  agreement as to such firm within 15 days after such 30-day period, the dispute will be resolved by Arthur Anderson.

ARTICLE IV -
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                                                 USE AND OCCUPANCY

4.01     Use of Leased  Premises.  Subject to the  provisions of this  Article,  Tenant shall have the right to use
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the Leased  Premises  only and  exclusively  for  storage  and  handling  of grain and grain  products  and related purposes  and for such other  purposes,  if any,  as may be approved in writing by  Landlord.  Not less  frequently than quarterly  during the Basic Term and any renewal term,  Landlord and Tenant shall meet as an Advisory Board to discuss the  operation of the Leased  Premises,  the financial  results  thereof,  the prospects  therefor and such other  matters as the parties  deem  appropriate.  Tenant  shall inform the  Advisory  Board of all  strategic  and business plans, projections and information relating to the Leased Facilities and their future operation.

4.02     Compliance  with Laws.  Tenant  shall  comply with,  and make all  alterations,  changes or repairs to the
         ---------------------
Leased  Premises  (structural  or  otherwise)  required  by,  and will at all  times  use the  Leased  Premises  in conformance with, any and all statutes, laws, ordinances,  orders, judgments, decrees, regulations,  directions and requirements  of all federal,  state,  local and other  governments or governmental  authorities,  now or hereafter applicable  to the Leased  Premises or to any public ways  adjoining the Leased  Premises or Tenant's  business and operations thereon,  specifically including,  without limitation, any laws, statutes,  ordinances,  requirements or regulations  respecting  grain  storage  safety,  dust  control,  occupational  safety  and  health,  environmental protection  and toxic  waste or  hazardous  substances  handling,  treatment,  storage or  disposal.  Additionally,
Tenant  will  comply  with and make all  alterations,  changes or repairs to the  Leased  Premises  (structural  or otherwise)  which are required by any insurers.  Subject to the provisions of Article IX hereof,  all  alterations,
                                                                              ----------
changes or repairs  made  pursuant to this  Article IV shall be deemed a part of the Leased  Premises  and the sole
                                            ----------
property  of  Landlord,  and Tenant  shall not have any right to remove any such  alterations,  changes or repairs.
Promptly upon receipt by Tenant of any notices,  complaints,  assessments  or reports with respect to the condition or safety of the Leased  Premises from any  governmental  authority or any insurer,  Tenant shall provide a copy of such notice, complaint, assessment or report to Landlord.

4.03     Tenant shall have the right to cease operations at any time with respect to any of the Leased Premises;
provided that Tenant shall continue to pay Basic Rent and perform on-going maintenance, including compliance with
4.02 above, with respect to any such Leased Premises, on the terms and conditions set forth herein, and further provided that Tenant shall consult with the Advisory Board before exercising the right to cease operations.

4.04       Operating Covenants.
           --------------------

                  (a)      Without the express approval of the Advisory Board, Tenant and ADM agree that Tenant will not materially expand the scope of its business conducted through the operation of the Facilities.

                  (b)      ADM agrees to cause Tenant to operate Tenant's business, and Tenant agrees to operate its business, in a prudent manner and in a manner intended to maximize Net Profit.

                  (c)      ADM agrees that during the term of this Lease, ADM and its Affiliates shall not acquire any facilities that compete in the grain elevator or grain handling business in the trade territory of
Tenant without first giving Tenant the opportunity to acquire such facility.  This restriction shall not apply to grain elevator and grain handling assets that are incidental to grain processing operations.  For purposes of this provision, "trade territory" shall be defined as the area within a fifty (50) mile radius of any of the
Leased Premises.

                  (d)      ADM agrees that it will, directly or indirectly (a) cause Tenant to operate the
Facilities and the related grain business in a manner substantially the same as ADM operates its other grain elevator and grain handling businesses, (b) not divert revenues from the Tenant that would, in the normal course of business, have been revenues earned by or available to Tenant, and (c) not divert or allocate costs or expenses to the Tenant that would, in the normal course of business, have been costs or expenses of ADM or its
Affiliates.

                  (e)      ADM and Tenant agree that any transaction between Tenant and ADM or between Tenant and any Affiliate of ADM shall be on terms that are "arm's length".

(f)      Under the Agreement, Tenant has agreed to be the assignee with respect to the following:

                           (i)      "Supply Agreement" dated June 11, 1999, by and between
Farmland Industries, Inc. and Frito Lay, Inc.;

(ii)     "Elevator Storage Lease", dated May 13, 1998, by and between Farmland Industries, Inc. and Country Home
                                    Milling, L.P.; and

                  (g)      Rail Car Leases.  Landlord is the lessee under the railroad  care leases  identified  on
                           ---------------
Schedule  4.04(f)  attached  hereto (the "Rail Car Leases").  Landlord agrees that Tenant shall have the sole right to use the grain hoppers and other  railroad cars (the "Rail Cars") that are leased by Landlord  under the Rail Car
Leases  and  Tenant  agrees  to use the Rail  Cars in  conjunction  with the grain  handling  and grain  businesses conducted  at the  Facilitates.  Except  for the  obligation  to make  lease  rental  payments,  Tenant  agrees  to discharge  and perform all of  Landlord's  duties and  obligations  as lessee under the Rail Car Leases as and when required by the Rail Car Leases.  Landlord shall  continue to be  responsible  for all lease rentals under the Rail
Car Leases,  and Tenant shall pay to Landlord for the usage of the Rail Cars  contemplated  herein and amount equal to the then Market Rate (as  hereafter  defined) for the type of Rail Car being used.  Such usage  payment shall be made by Tenant to  Landlord at the same time  periodic  lease  rental  payments  are  required to be made under the applicable Rail Car Lease.  Landlord and Tenant shall each be responsible  for 50% of the excess mileage  surcharge pertaining  to pool car usage for the year 2002.  Tenant  shall be  responsible  for the excess  mileage  surcharge pertaining  to pool car usage after the year 2002 and during the term hereof.  As used herein,  "Market Rate" shall mean the lease rental rate for a particular  type of railroad car (taking into account  whether or not the lease is full service or not) as determined by averaging the quotes  obtained from two vendors  acceptable to Landlord.  The
Market  Rate on the date hereof is set forth on Schedule  4.04(f)  hereto.  The Market Rate shall be adjusted as of
[July 1] of each year  during the term hereof and such  Market  Rate shall be used for the 12 months  beginning  on such [July 1].  Landlord  and Tenant  agree that the  foregoing  provisions  are solely for the benefit of Landlord and  Tenant  and not for the  benefit  of any  lessor  under  the Rail Car  Leases or of any  other  person,  firm, corporation  or  entity.  Landlord  shall not renew any Rail Car  Leases  without  the  prior  written  consent  of
Tenant.  Landlord  may cancel or amend any Rail Car Lease  without  prior  written  consent  of  Tenant;  provided, however, Landlord will give Tenant sixty (60) days prior written notice of any such cancellation.

ARTICLE V -
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                                                    IMPOSITIONS

5.01     Impositions.  Tenant  shall  bear,  pay and  discharge,  before  the  delinquency  thereof,  all taxes and
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assessments,  general and special, if any, which may be lawfully taxed, charged,  levied,  assessed or imposed upon or against or be payable for or in respect of the Leased  Premises  or any part  thereof,  or Tenant's  interest in the Leased  Premises  under this Lease,  or Tenant's  interest in the Leased  Premises,  with respect to any period during the term of this Lease including any new lawful taxes and  assessments  not of the kind enumerated  above to the extent  that the same are made,  levied or  assessed  in lieu of or in  addition  to taxes or  assessments  now customarily  levied  against  real or  personal  property,  and  further  including  all water  and sewer  charges, assessments and other governmental charges and impositions  whatsoever,  foreseen or unforeseen,  which if not paid when due would  encumber  Landlord's or Tenant's  title to the Leased  Premises (all of the foregoing  being herein referred to as  "Impositions").  In the event any special  assessment  taxes are lawfully levied and assessed which may be paid in  installments,  Tenant  shall be  required to pay only such  installments  thereof as become due and payable during the life of this Lease as and when the same become due and payable;  provided,  however, that in the case of any such  installment  that is payable with respect to an  assessment  period during which the term of this
Lease commences or terminates,  Tenant shall pay a proportionate  share of such  installment  prorated on the basis of the date of such  commencement or termination.  Landlord shall,  promptly upon receipt of any and all government statements,  charges  and bills  relating  to the  Impositions  referred  to in this  Section  5.01,  deliver  such
                                                                                      -------------
statements, charges and bills to Tenant.

5.02     Receipted  Statements.  Within  thirty  (30)  days  after the last day for  payment,  without  penalty  or
         ---------------------
interest,  of an  Imposition  which Tenant is required to bear,  pay and  discharge  pursuant to the terms  hereof,
Tenant  shall  deliver to Landlord a copy of the  statement  issued  therefor  duly  receipted  to show the payment thereof, or a copy of the payment by Tenant therefor certified as authentic by an officer of Tenant.

5.03     Contest of Impositions.  Tenant shall have the right,  in its or Landlord's  name, to contest the validity
         ----------------------
or amount of any  Imposition  which  Tenant is required to bear,  pay and  discharge  pursuant to the terms of this
Article by appropriate  legal  proceedings  instituted at least ten (10) days before the  Imposition  complained of becomes delinquent if, and provided,  Tenant,  before  instituting any such contest,  gives Landlord written notice of its intention so to do and, if requested by Landlord,  deposits with Landlord a bond in favor of Landlord  (with a surety  acceptable  to  Landlord)  in a penal sum at least 125% of the  amount of the  Imposition  so  contested, conditioned on the payment,  if so adjudged,  of the contested  Imposition,  and if, and provided  further,  Tenant diligently  prosecutes any such contest,  at all times  effectively stays or prevents any official or judicial sale therefor,  under  execution  or  otherwise,  and promptly  pays any final  judgment  enforcing  the  Imposition  so contested and thereafter  promptly  procures  record release or  satisfaction  thereof.  Tenant shall hold Landlord whole and harmless from any costs and expenses Landlord may incur related to any such contest.

ARTICLE VI -
------------------

                                                     INSURANCE

6.01     Property  Insurance.  Tenant shall,  throughout the life of this Lease, at Tenant's sole cost and expense,
         -------------------
keep the Leased Premises and all parts thereof  constantly  insured,  by such insurance company or companies as may be reasonably  approved by Landlord,  in an amount equal to the full replacement  value thereof,  with a deductible not to exceed  $100,000.  Notwithstanding  the previous  sentence,  except for those  Subleased  Premises where the terms of Landlord's lease of such Subleased  Premises requires the amount of property  insurance to be equal to the full  replacement  value thereof,  Tenant may, at Tenant's sole cost and expense,  keep the Leased Premises and all parts  thereof  constantly  insured,  by such  insurance  company or  companies  as may be  reasonably  approved by
Landlord,  in an amount equal to the actual cash value thereof plus the cost of  demolition,  with a deductible not to exceed  $100,000.  The policy or policies  shall be in the form of an  "all-risk"  extended  coverage  insurance policy.  The term "full replacement  value," as used herein,  shall mean the full actual repair and/or  replacement cost and such "full  replacement  value" shall be determined from time to time at the request of Landlord or Tenant but not more  frequently  than once every  twenty-four  (24) months by an  appraiser  or  appraisal  company or the insurer,  to be selected and paid by Tenant,  subject to  Landlord's  reasonable  approval.  Concurrently  with the execution  of this  Lease and  thereafter  not less than  ninety  (90) days  prior to the  expiration  dates of the expiring policies,  originals or certificates of the policies provided for in this Article,  each bearing notations evidencing  payment of the premiums or other evidence of such payment  reasonably  satisfactory to Landlord,  shall be  delivered  by Tenant to  Landlord.  All  policies  of such  insurance,  and all  renewals  thereof,  shall name
Landlord,  Tenant and Landlord's  Mortgagee (as hereinafter  defined) as insureds as their respective interests may appear in such manner as Landlord may reasonably require and as Landlord's  Mortgagee may require,  shall contain a provision that such insurance  shall not terminate  (whether by lapse,  cancellation or otherwise) or be amended in any manner  without at least ninety (90) days'  written  notice to Landlord,  Tenant and  Landlord's  Mortgagee and shall be payable to, or to the order of, Tenant,  Landlord and Landlord's Mortgagee,  as their respective interests may appear.  The proceeds of such policies shall be used and applied in the manner set forth in Article XV hereof.
                                                                                                ----------

6.02     Public Liability  Insurance;  Auto Insurance;  Workers  Compensation.  Tenant further covenants and agrees
         ---------------------------------------------------------------------
to maintain at all times during the life of this Lease  comprehensive  general  public  liability  insurance  under which  Tenant  shall be named as  insured  and  Landlord  and  Landlord's  Mortgagee  shall be named as  additional insureds with respect to the Leased Premises,  properly  protecting and  indemnifying  Landlord and such Landlord's
Mortgagee in an amount not less than $5,000,000  combined single limit coverage,  or such greater amounts as may be required from time to time by Landlord.  Such public  liability  insurance  shall  include a contractual  liability endorsement  and the form of such policies  shall be subject to  Landlord's  reasonable  approval.  The policies of the  insurance  described  above shall contain a provision  that such  insurance  shall not  terminate  (whether by lapse,  cancellation  or otherwise) or be amended in any manner without at least ninety (90) days' advance  written notice to Landlord and Tenant.  Such policies or copies or certificates thereof shall be furnished to Landlord.

         Tenant  further  covenants  and agrees to  maintain at all times  during the life of this Lease  insurance providing  coverage for all losses  whatsoever  arising from the  ownership,  maintenance,  operation or use of any automobile,  truck or other motor vehicle under which Tenant shall be named as insured and Landlord and  Landlord's mortgagee  shall be named as  additional  insureds with respect to the Leased  Premises,  properly  protecting  and indemnifying  Landlord and such Landlord's  mortgagee in an amount not less than  $2,000,000  combined single limit coverage, or such greater amounts as may be required from time to time by Landlord.

         Tenant  further  covenants  and agrees to  maintain  at all times  during  the life of this lease  workers compensation  insurance (in the statutory amount) and Employer's  Liability  insurance with limits of not less than
$1,000,000 per  occurrence,  covering all persons  employed in connection with any work done on or about the Leased
Premises  or  improvements  thereon  with  respect to which  claims for bodily  injury or death  could be  asserted against  Farmland or the Leased  Premises.  The  policy(ies)  for all such insurance shall be endorsed to waive the insurer's  right to subrogate  against  Farmland.  Tenant will required that any contractor  conducting work on the
Leased Premises be covered by Worker's Compensation insurance in accordance with the requirements set forth above.

6.03     Indemnity  by Tenant.  Tenant  shall  indemnify,  protect,  defend  and save  Landlord  harmless  from and
         --------------------
against any and all claims,  demands,  liabilities,  losses and costs,  including attorneys' fees, arising from (a)
damage or injury,  actual or claimed,  of  whatsoever  kind or  character,  to property  or persons,  occurring  or allegedly  occurring in, on or about the Leased  Premises or with respect to any of the  operations  and activities occurring  or  allegedly  occurring  in, on or about the Leased  Premises  during the term of this  Lease,  (b) any breach by Tenant of any of the covenants and  agreements set forth herein or any default by Tenant  hereunder,  (c)
any "release" (as defined in 42 U.S.C.ss.9601(22)) or threat of a "release",  actual or alleged,  of any "hazardous substances"  (as defined in 42 U.S.C.ss.9601(14))  placed,  buried,  stored or disposed of upon or about the Leased
Premises  during the term of this Lease, or respecting any products or materials  located upon,  delivered to or in transit to or from the Leased  Premises  during  the term of this  Lease,  regardless  of whether  such  release or threat  of a  release  or  alleged  release  or threat of a  release  occurs  as the  result of the  negligence  or misconduct  of Tenant or any third  party or  otherwise,  or (d) any  violation  occurring  during the term of this
Lease,  actual  or  alleged,  of  any  law,  statute,   ordinance,  rule  or  regulation  of  any  governmental  or quasi-governmental  authority,  specifically  including without  limitation any  environmental  protection or toxic waste or  hazardous  substance  handling,  treatment,  storage or disposal  laws,  statutes,  ordinances,  rules or regulations,  upon or about the Leased  Premises or respecting  any products or materials  hereafter  located upon, delivered  to or in  transit to or from the Leased  Premises,  regardless  of  whether  such  violation  or alleged violation  occurs as the result of the  negligence or misconduct of Tenant or any third party or otherwise,  except for violations  directly caused by or contributed to Landlord or prior occupants of the Leased  Premises.  Tenant's indemnity obligations hereunder shall not be limited by the amount of insurance required in Section 6.02.

6.04     Indemnity by Landlord.  Landlord  shall and covenants and agrees to  indemnify,  protect,  defend and save
         ---------------------
Tenant harmless from and against any and all claims, demands,  liabilities,  losses and costs, including attorneys'
fees,  arising  from (a) damage or injury,  actual or claimed,  of  whatsoever  kind or  character,  to property of persons,  occurring  or  allegedly  occurring  in, on or about the Leased  Premises  or with  respect to any of the operations and activities  occurring or allegedly  occurring in, on or about the Leased  premises prior to the date hereof,  (b) any breach by Landlord  of any of the  covenants  and  agreements  set forth  herein or any default by
Landlord  hereunder,  (c) any "release" (as defined in 42 U.S.C.ss.m9601(22))  or threat of a "release",  actual or alleged,  of any "hazardous  substances" (as defined in 42 U.S.C.ss.9601 (14)) placed,  buried,  stored or disposed of upon or about the Leased  Premises  prior to the date of this Lease,  or  respecting  any  products or materials located  upon,  delivered  to or in  transit  to or from the  Leased  Premises  prior  to the  date of this  Lease, regardless of whether such release or threat of release or alleged  release  occurred as a result of the negligence or  misconduct of Landlord or any third party or otherwise,  or (d) any  violation  occurring  prior to the date of this  Lease,  actual or  alleged  ,of any law,  statute,  ordinance,  rule or  regulation  of any  governmental  or quasi-governmental  authority,  specifically  including without  limitation any  environmental  protection or toxic waste or  hazardous  substance  handling,  treatment,  storage or  disposal  laws,  statues,  ordinances,  rules or regulations,  upon or above the Leased  Premises or respecting any products or materials  heretofore  located upon, delivered  to or in  transit to or from the Leased  Premises,  regardless  of  whether  such  violation  or alleged violation occurred as the result of the negligence or misconduct or Landlord or any third party or otherwise.

6.05     Insurance  During  Construction.  During the course of any  construction on or about the Leased  Premises,
         -------------------------------
Tenant shall  provide and maintain  builders'  all-risk  completed  value,  nonreporting  form  insurance,  in such amounts,  with such companies,  upon such forms and containing such  endorsements as may be reasonably  approved by
Landlord,  which policies of insurance shall name Landlord and Landlord's  Mortgagee as additional insureds in such manner as said parties may require.  Tenant shall also provide  labor and material  payment and  performance  bonds with respect to any  construction on or about the Leased  Premises,  which bonds shall name Landlord and Landlord's
Mortgagee  as  co-obligees  in such manner as such  parties may  require.  The terms and form of such bonds and the surety shall be subject to the reasonable prior approval of Landlord.

6.06     Waiver of Subrogation.  Tenant waives any right to recover against  Landlord and its directors,  officers,
         ---------------------
agents, employees,  subsidiaries and affiliates with respect to any damage or liability,  including but not limited to damage or liability  attributable  to the  negligence  of Landlord or any of its  directors,  officers,  agents, employees,  subsidiaries  or  affiliates,  to the extent such damage or  liability  either is within the  insurance coverage  required  hereunder  or is covered by any other  insurance  that is  maintained  by or for the benefit of
Tenant,  and Tenant  shall  cause  each such  policy of  insurance  to include  an  endorsement  acknowledging  the insurer's  waiver of its right of subrogation  against  Landlord and its  directors,  officers,  agents,  employees subsidiaries  and  affiliates.  The  provisions  of this  Section  shall  control  over  anything  to the  contrary contained in this Lease.

ARTICLE VII -
------------------

                                              ASSIGNMENT AND SUBLEASE

7.01     Assignment  and  Sublease.  Tenant will not (a) assign,  mortgage,  pledge,  sell,  or in any other manner
         -------------------------
transfer,  convey or dispose of this Lease or any interest therein or part thereof, whether voluntary,  involuntary or by operation of law, or (b) sublet or sublicense all or any part of the Leased  Premises,  without  obtaining in each case the prior written consent thereto of Landlord.  No assignment,  mortgage,  pledge,  sale, other transfer, conveyance  or  disposition,  sublicense  or  sublease  shall  release  or  discharge  Tenant  from its  duties and obligations  under this Lease.  Any consent by  Landlord to any of the  aforesaid  acts shall be held to apply only to the specific  transaction thereby authorized;  such consent shall not be construed as a waiver or release of the duty of Tenant,  or the  successors or assigns of Tenant,  to obtain from Landlord  consent to any other such acts.
The transfer at any time during the term of this Lease of a  cumulative  total of more than 49% of the voting stock of Tenant or any other  transfer  (cumulative  or  otherwise)  of any stock,  stock  rights,  warrants or any other interest  in Tenant  which  operates  as or results in a change of control of Tenant  whether by sale,  assignment, gift or any other manner  (including  without  limitation  any  involuntary  transfers or transfers by operation of law), shall,  unless made with Landlord's prior consent,  be deemed an unauthorized  assignment of this Lease and a default by Tenant under this Lease.

ARTICLE VIII -
------------------

                                              REPAIRS AND MAINTENANCE

8.01     Repairs and  Maintenance.  Tenant  agrees that it will during the life of this Lease keep and maintain the
         ------------------------
Leased  Premises and all parts thereof and all machinery or equipment  which is a part of or is in, on or about the
Leased  Premises  clean,  safe and  operational and in as good a condition and state of repair as the same shall be on the date hereof,  ordinary wear and tear excepted,  making such repairs or  replacements  as may be necessary or appropriate  from time to time,  even if  compliance  with such  covenant  requires  Tenant to make  structural  or mechanical  alterations,  additions or  improvements  to the Leased  Premises or any part thereof,  and that Tenant shall,  during the term  hereof,  keep the Leased  Premises  and all parts  thereof  free from  filth,  nuisance or conditions  unreasonably  increasing  the  danger of fire or  explosion.  Except to the extent  provided  for under
Section 9.02,  Landlord shall not be responsible for any repairs,  maintenance or replacements  needed with respect
------------
to the Leased Premises.

8.02     Removal of Machinery and Equipment.  Except as may be required in the ordinary and usual  maintenance  and
         ----------------------------------
operation of the Leased Premises,  Tenant shall not have the right,  without  Landlord's prior written consent,  to remove from the Leased Premises and sell or otherwise  dispose of any machinery and equipment  which  constitutes a part of the Leased  Premises or which is in, on or about the Leased Premises  without  replacing such machinery and equipment  with  substitute  machinery and equipment  capable of performing  the same function as the machinery and equipment  removed with equal efficacy.  If Landlord  consents to any such removal,  Tenant shall pay all the costs and  expenses  of any and all such  removal  and shall  immediately  repair at its expense all damage to the Leased
Premises  caused  thereby.  Any and all machinery  and  equipment of whatever  nature placed on or about the Leased
Premises  pursuant to the  provisions of this Article shall be and become part of the Leased  Premises,  and Tenant shall not have the right,  upon any  termination  of this Lease,  by lapse of time or  otherwise,  to remove any of such  machinery  and  equipment.  Tenant's  rights to remove or replace any  machinery or equipment is and shall be subject to the other terms and provisions of this Lease.

ARTICLE IX -
------------------

                                                    ALTERATIONS

9.01     Alteration  of Leased  Premises or  Improvements.  Subject to Section  9.02,  Tenant shall have the right,
         ------------------------------------------------
without  Landlord's  prior written  consent,  to make  additions,  changes or alterations in and to any part of the
Leased Premises.  All additions,  changes or alterations  made by Tenant shall (a) be made in a workmanlike  manner and in strict compliance with all applicable statutes,  laws, ordinances,  rules,  regulations and requirements and the  requirements,  rules and  regulations  of all  insurers  under the policies  required to be carried  under the provisions of this Lease,  (b) shall not adversely  affect the  structural  integrity of the Leased  Premises,  (c)
shall not adversely  affect the efficacy of the Leased  Premises,  (d) shall not adversely  affect the value of the
Leased  Premises,  and (e) when  commenced,  be prosecuted to completion  with due  diligence.  With respect to any such addition,  change or alteration that would be capitalized under generally accepted accounting principles,  (i)
depreciation  or  amortization  of the cost of such addition,  change or  alternation  shall be an Expense item for purposes of Section 3.06,  and (ii) upon  expiration or other  termination of this Lease (other than for default by
Tenant),  and provided Tenant has paid all Rent and performed all of Tenant's other  obligations  under this Lease,
Landlord shall reimburse Tenant for the underpreciated  cost of such addition,  change or alteration as of the date of such expiration or termination.

9.02     Capital  Repairs,  Alterations or Improvements.  Notwithstanding  anything to the contrary in Article VIII
         ----------------------------------------------                                                ------------
or Section 9.01 of this Lease,  in the event that Tenant  desires to make any repair,  alteration or improvement to
   ------------
the  Leased  Premises  costing  in excess of  $500,000  and that  would be  capitalized  under  generally  excepted accounting  principles  (a "Capital  Improvement"),  Tenant  shall  request  that  Landlord  approve  such  Capital
Improvement  in writing in  accordance  the  provisions  of this  Section.  Any request by Tenant  pursuant to this
Section  shall be in writing and shall  describe  the  justification  for, and the nature and cost of, such Capital
Improvement and shall include a proposed  schedule for the  depreciation  of the cost of such Capital  Improvement.
The depreciation or amortization of the cost of such Capital  Improvement  shall be an Expense item for purposes of
Section 3.06.  Landlord shall reply in writing to Tenant's  request  within thirty (30) days of Landlords'  receipt of such request.  If Landlord  fails to reply within such thirty (30) day period,  Landlord shall be deemed to have consented to such Capital  Improvement.  If Landlord does not consent to a Capital  Improvement  that is reasonably necessary to make a Leased Facility  structurally  sound,  safe for employees,  operationally  viable, or to comply with legal  requirements,  Tenant may  terminate  this Lease with respect to such Leased  Facility on not less than thirty  (30) days  written  notice to  Landlord.  In the event that  Landlord  gives its  written  approval to such
Capital  Improvement  and Tenant  thereafter  makes such Capital  Improvement,  then,  at the  expiration  or other termination  of this Lease  (other  than for  default by Tenant),  and  provided  that Tenant has paid all Rent and performed  all  of  Tenant's  other  obligations  under  this  Lease,  Landlord  shall  reimburse  Tenant  for  the undepreciated  cost of such Capital  Improvement  as of the date of such  expiration or  termination  in accordance with the approved depreciation schedule.

ARTICLE X -
------------------

                                                      PERMITS

10.01    Securing of Permits  and  Authorizations.  Tenant  shall not do or permit  others  under its control to do
         ----------------------------------------
any material work in or about the Leased  Premises,  or related to any material  repair,  rebuilding,  restoration, replacement,  alteration  of or addition to the Leased  Premises,  or any part  thereof,  unless  Tenant shall have first procured and paid for all requisite municipal and other governmental permits and authorizations.

ARTICLE XI -
------------------

                                                 MECHANICS' LIENS

11.01    Mechanics'  Liens.  Tenant shall not do or suffer  anything to be done whereby the Leased  Premises or any
         -----------------
part  thereof may be  encumbered  by any  mechanics,  or other  similar  lien and if,  whenever and as often as any mechanics,  or other  similar lien is filed against the Leased  Premises or any part thereof,  purporting to be for or on account of any labor,  materials  or services  furnished in  connection  with any work in or about the Leased
Premises done by, for or under the authority  Tenant or anyone  claiming by, through or under Tenant,  Tenant shall discharge  the same of record  within  thirty  (30) days  after the date of  filing.  Notice is hereby  given  that
Landlord  does not  authorize or consent to and shall not be liable for any labor or materials  furnished to Tenant or anyone  claiming by, through or under Tenant upon credit,  and that no mechanics,  or other similar lien for any such labor,  services or materials  shall attach to or affect the  reversionary  or other estate of Landlord in and to the Leased Premises or any part thereof.

11.02    Contest of Lien.  Tenant,  notwithstanding  the above, shall have the right to contest any such mechanics,
         ---------------
or other  similar lien if within said thirty (30) day period  stated  above it notifies  Landlord in writing of its intention  so to do and, if  requested  by Landlord,  deposits  with  Landlord a bond in favor of Landlord,  with a surety  company  acceptable  to  Landlord,  in the  total  sum  equal to 125% of the  amount  of the lien  claim so contested,  indemnifying  and protecting  Landlord and Landlord's  Mortgagee from and against any liability,  loss, damage,  cost and expense of whatever kind or nature  growing out of or in any way connected with said lien and the contest  thereof,  and  if,  and  provided  further,  Tenant  diligently  prosecutes  such  contest,  at all  times effectively  stays or prevents  any  official  or  judicial  sale of the Leased  Premises,  or any part  thereof or interest therein,  under execution or otherwise,  and pays or otherwise  satisfies any final judgment  adjudging or enforcing such contested lien claim and thereafter promptly procures record release or satisfaction thereof.

ARTICLE XII -
------------------

                                                     UTILITIES

12.01    Utilities.  All utilities and utility  services used by Tenant in, on or about the Leased  Premises  shall
         ---------
be paid for by Tenant and shall be contracted  for by Tenant in Tenant's own name,  and Tenant  shall,  at its sole cost and expense, procure any and all permits, licenses or authorizations necessary in connection therewith.

ARTICLE XIII -
------------------

                                                 LANDLORD'S ACCESS

13.01    Access to Premises.  Landlord,  for itself and its duly authorized  representatives  and agents,  reserves
         ------------------
the right to enter the Leased  Premises  during the business  hours of Tenant,  on not less than  twenty-four  (24)
hours notice to Tenant (except in situations  reasonably deemed by Landlord to constitute  emergencies)  during the life of this Lease for the purpose of (a) examining and inspecting  the same,  and (b) performing  such work in and about the Leased  Premises made  necessary by reason of Tenant's  default under any of the provisions of this Lease provided  that  Landlord  may not  perform any such work  unless it shall have given  notice  thereof to Tenant and unless within thirty (30) days after the giving of such notice Tenant shall not have  commenced  such work or shall not have proceeded  diligently to complete same, (c) showing the Leased  Premises to any  prospective  purchaser or mortgagee of the Leased  Premises,  and (d) during the last one (1) year of the term hereof,  to exhibit the Leased
Premises to prospective  tenants or purchasers  thereof.  Landlord may,  during the progress of said work mentioned in (b) above, keep and store on the Leased Premises all necessary materials,  supplies and equipment,  and Landlord shall not be liable for any inconvenience,  annoyances,  disturbance,  loss of business or other damage suffered by reason  of the  performance  of any  such  work or by the  storage  of  materials,  supplies  and  equipment  or by
Landlord's  exercise of any of its rights under this Lease.  In exercising  its rights  hereunder,  Landlord  shall not unreasonably interfere with the operation of the Leased Premises.

ARTICLE XIV -
------------------

                                                  EMINENT DOMAIN

14.01    Eminent Domain as to All or a Substantial  Part of any Leased  Premises.  If during the life of this Lease
         -----------------------------------------------------------------------
title to all or a substantial  part of the Leased Premises  covered by any Memorandum of Lease (as  contemplated by
Section 20.20 of this Lease) be condemned by any authority  having the power of eminent  domain,  or transferred in
-------------
lieu thereof,  this Lease shall  terminate with respect to such Leased  Premises on the date that possession of the property  condemned or transferred  in lieu thereof is required to be  surrendered to the condemning  authority and all rent with  respect  to such  Leased  Premises  shall be  apportioned  as of such date.  All awards or  payments received from the  condemnation  (or transfer in lieu thereof) of title of all or a substantial  part of the Leased
Premises  (whether  made  entirely to Tenant or Landlord or partially to Landlord and partially to Tenant) shall be apportioned  between  Landlord and Tenant and other parties in interest as provided in Section 14.05.  It is agreed
                                                                                       -------------
that a substantial  part of the Leased  Premises  shall be deemed taken if Tenant  reasonably  determines  that the remaining  part of the Leased  Premises is not and cannot  reasonably  be made adequate to permit Tenant to operate the Leased Premises in substantially the manner as the same was previously operated.

14.02    Eminent  Domain as to Less Than a  Substantial  Part.  If during the life of this Lease title to less than
         ----------------------------------------------------
a substantial  part of the Leased  Premises be condemned (or  transferred in lieu thereof) by any authority  having the power of eminent  domain,  this Lease shall not be thereby  terminated  with respect to the Leased Premises and neither the term nor any of the  obligations  of either  party under this Lease shall be reduced or affected in any way;  provided that Tenant shall receive an annual credit toward Basic Rent in an amount equal to the  depreciation which  would  have been  incurred  by  Landlord  for such years  with  respect  to the part of the Leased  Premises condemned (or  transferred in lieu thereof).  All awards or payments  received from such  condemnation  of title to less than a substantial  part of the Leased Premises or transfer in lieu thereof shall,  when received,  become the absolute  property of  Landlord,  and Tenant  hereby  assigns and  transfers to Landlord any and all such awards or payments and agrees that it shall not have any interest  therein.  Tenant agrees to promptly  repair or rebuild the
Leased  Premises to as nearly as possible the same  condition as prior to the taking.  Before  commencing  any such repairing  or  rebuilding,  Tenant  shall  deliver to  Landlord  the plans for such work which  shall be subject to
Landlord's  written  approval,  which approval will not be  unreasonably  withheld.  After deducting all reasonable attorneys'  fees and other costs  incurred by Landlord in  connection  with such  condemnation  or transfer in lieu thereof,  the Landlord  shall  promptly  make an amount of  Landlord's  funds equal to the balance of the awards or payments  received by it  available  for the purpose of  reimbursing  Tenant for all proper and bona fide costs and expenses  respecting  such  repairing  and  rebuilding;  provided,  however,  Tenant  shall not be entitled to such reimbursements  unless it has delivered to Landlord proof reasonably  satisfactory to Landlord (such proof to be as required  pursuant to a  disbursing  agreement  to be entered  into by Landlord and Tenant) that (i) such costs and expenses  for which  reimbursement  is  claimed  have  been  actually  paid by  Tenant  or are due to  contractors, subcontractors,  laborers,  materialmen  or suppliers,  and (ii) the overall job is proceeding  satisfactorily.  If the amount of Landlord's  funds available for such  reimbursement  as determined above shall be insufficient to pay in full the cost of such  repairs  or  rebuilding,  Tenant  shall  nevertheless  proceed to  complete  the work and provide and furnish all other moneys  necessary to complete  all such repairs or  rebuildings.  Landlord and Tenant agree and acknowledge that the maximum amount which Landlord is required to pay in  reimbursement  for the costs of repairing and rebuilding shall be the lesser of (A) the amount of Landlord's  funds available for  reimbursement as determined  above, or (B) the actual cost of such repairing and  rebuilding.  Landlord shall have the right to make any checks  payable  directly to any  contractor,  subcontractor,  laborer,  materialmen  or  supplier  directly or jointly to Tenant or any or all of such parties as Landlord may elect.

14.03    Eminent  Domain as to Use.  If during  the life of this  Lease the use,  for a limited  period,  of all or
         -------------------------
part of the Leased  Premises be condemned by any authority  having the power of eminent  domain (or  transferred in lieu  thereof),  this Lease shall not be thereby  terminated  and neither  the term nor any of the  obligations  of either  party under this Lease shall be reduced or affected in any way. All awards or other  payments  received for the condemnation  (or transfer in lieu thereof) during the life of this Lease of the use, for a limited period,  of all or part of the Leased Premises,  whether by way of damages,  rent or otherwise,  shall,  when received,  become the absolute  property of Landlord,  and Tenant hereby assigns and transfers to Landlord any and all such awards or payments and agrees that it shall not have any  interest  therein;  provided  that the rent payable by Tenant shall abate  during any such  period.  If the  condemnation  (or  transfer  in lieu  thereof)  of the use,  for a limited period,  of all or part of the Leased  Premises shall end before the  termination of the term,  Tenant shall,  upon being restored to possession,  restore the Leased  Premises as nearly as may be possible to the condition  existing immediately prior to such condemnation or transfer in lieu thereof.

14.04    Withholding of  Reimbursement.  Notwithstanding  anything to the contrary herein,  Landlord shall have the
         -----------------------------
right at any time and from time to time to  withhold  payment of all or any part of  Landlord's  funds equal to the amount of the awards or payments from any  condemnation  (or sale in lieu thereof) to Tenant which would  otherwise be payable to Tenant for  reimbursement  pursuant to Section  14.02 hereof in the event (a) Tenant is in default in
                                                     --------------
the payment of Basic Rent or  Additional  Rent,  (b) Landlord  has given  notice to Tenant of any other  default on
Tenant's part under this Lease, or (c) a default  described in Section  16.01(c) has occurred.  In the event Tenant
                                                               -----------------
shall cure the defaults  specified  in (a) and (b) above or a default  specified in (c) above shall cease to exist,
Landlord  shall make payments from  Landlord's  funds to Tenant in accordance  with the provisions of this Article;
provided,  however,  that if this Lease is terminated or Landlord  otherwise  re-enters and takes possession of the
Leased  Premises or any part thereof without  terminating  this Lease under the provisions of Article XVI, then the
                                                                                              -----------
obligations  of  Landlord  with  respect  to,  and all  rights  of  Tenant  in and to any  funds  of  Landlord  for reimbursement  of the costs of repairing  and  rebuilding  shall  cease.  Landlord  hereby  agrees that any amounts received at any time (even after  termination  of this  Lease) by  Landlord  as the result of any  satisfaction  of judgment by Tenant,  settlement of any legal action against  Tenant or by way of voluntary  payment by Tenant shall be deemed  received  in payment of Total Rent  hereunder,  and if the total  amounts  received  by Landlord in such manner are  sufficient  to cure  Tenant's  default in  payment  of Total  Rent and Tenant has  otherwise  cured its defaults  hereunder,  Tenant  shall,  to the extent  Tenant has  expended  sums to repair  and  rebuild  the Leased
Premises for which Tenant (i) is entitled to  reimbursement  as provided in Section  14.02 above,  and (ii) has not
                                                                            --------------
received  reimbursement,  be entitled to receive reimbursement as provided in Section 14.02 above, for such amounts
                                                                              -------------
expended,  and Landlord  shall  promptly  reimburse  Tenant for such amounts  expended as provided in Section 14.02
                                                                                                      -------------
above.

14.05    Apportionment  of Award After Taking of All or a  Substantial  Part.  If any taking under power of eminent
         -------------------------------------------------------------------
domain (or sale in lieu  thereof)  shall  result in a  termination  of this Lease with respect to any of the Leased
Premises (as provided for in Section  14.01  hereof),  the total award shall be  apportioned  between  Landlord and
                             --------------
Tenant as follows:

(a)      Landlord  shall be entitled to receive  out of the award an amount  equal to the fair market  value of the
         Leased  Premises  taken,  as  unencumbered  by this Lease, or the fair market value of the Leased
         Premises taken as affected by this Lease, whichever shall be higher; and

(b)      Tenant  (including  anyone claiming an interest  through or under Tenant) shall be entitled to receive out of the  award,  that  amount  equal to the  unamortized  cost of the  leasehold  improvements  of
         Tenant,  if any, and the present  value of remaining  leasehold  interest of Tenant in this Lease for the Basic Term or the Renewal Term then in effect; and

(c)      any remaining balance shall be paid to Landlord.

(d)      if such award shall be  insufficient  to pay fully Landlord and Tenant the amounts due to each pursuant to
         (a) and (b) above,  such award shall be apportioned  between Landlord and Tenant in proportion to the amounts due to each pursuant to (a) and (b) above.

14.06    Rights  Hereunder  Shall  Prevail.  Landlord and Tenant  hereby agree that  notwithstanding  any provision
         ---------------------------------
which may be made in the  judgment  or decree  entered  in any  proceedings  concerning  the  respective  rights of
Landlord and Tenant in and to any award or awards made therein,  the total  amounts  awarded to Landlord and Tenant in such proceedings shall be held and disbursed in accordance with the provisions of this Lease.

ARTICLE XV -
------------------

                                         DAMAGE OR DESTRUCTION BY CASUALTY

15.01    Damage or  Destruction  by Fire or Other  Casualty.  If at any time during the life of this Lease any part
         --------------------------------------------------
of the  Leased  Premises  is damaged  or  destroyed  by fire or other  casualty,  this  Lease  shall not be thereby terminated  and neither the term nor any of the  obligations  (including the payment of Total Rent) of either party under this Lease shall be reduced or affected in any way,  unless the parties  agree  otherwise.  If Tenant  elects to rebuild,  Tenant shall proceed with due diligence to repair or rebuild the damaged or destroyed  Leased Premises to as nearly as possible the same condition as it was in immediately  prior to such damage or  destruction.  Tenant shall first submit to Landlord,  and secure Landlord's  written approval of, the plans for repairing or rebuilding, which approval shall not be unreasonably  withheld.  All proceeds of insurance  shall become the absolute  property of Landlord,  and Tenant  hereby  assigns and  transfers  to Landlord any and all such  proceeds and agrees that it shall not have any interest therein.  After deducting from said insurance proceeds all reasonable  attorneys,  fees and other costs  incurred by Landlord in connection  with securing such  proceeds,  Landlord shall promptly make an amount of Landlord's  funds equal to the balance  thereof  available for the purpose of reimbursing  Tenant for all proper and bona fide costs and expenses respecting such repairing or rebuilding;  provided,  however,  Tenant shall not be entitled to such  reimbursement  unless it has  delivered to Landlord the same type of proof as described by
Section  14.02  hereof and as provided  for in a  disbursing  agreement  to be entered  into  between  Landlord and
--------------
Tenant.  If the amount of Landlord's  funds available for  reimbursement  as determined above shall be insufficient to pay in full the cost of such  repairs or  rebuildings,  Tenant shall  nevertheless  proceed to complete the work and provide and furnish all other moneys  necessary to complete  such repairs or  rebuildings.  Landlord and Tenant agree and acknowledge that the maximum amount which Landlord is required to pay in  reimbursement  for the costs of repairing and rebuilding shall be the lesser of (i) the amount of Landlord's  funds available for  reimbursement as determined  above or (ii) the actual  costs of such  repairing  and  rebuilding.  Landlord  shall have the right to make any checks payable directly to any contractor,  subcontractor,  laborer,  materialmen or supplier  directly or jointly to Tenant or any or all of such parties as Landlord may elect.

15.02    Withholding of  Reimbursement.  Notwithstanding  anything to the contrary herein,  Landlord shall have the
         -----------------------------
right at any time and from time to time to  withhold  payment of all or any part of  Landlord's  funds equal to the amount of the insurance moneys to Tenant which would otherwise be payable to Tenant for  reimbursement  pursuant to
Section  15.01 hereof in the event (a) Tenant is in default in the payment of Basic Rent or  Additional  Rent,  (b)
--------------
Landlord  has given  notice to Tenant of any other  default  on  Tenant's  part  under  this Lease or (c) a default described  under Section  16.01(c) has occurred.  In the event Tenant shall cure the defaults  specified in (a) and
                 -----------------
(b) above or a default  specified in (c) above shall cease to exist,  Landlord shall make payments from  Landlord's funds to Tenant in  accordance  with the  provisions  of this  Article;  provided,  however,  that if this Lease is terminated  or Landlord  otherwise  re-enters  and takes  possession  of the Leased  Premises  or any part  thereof without  terminating  this Lease under the provisions of Article XVI, then the obligations of Landlord with respect
                                                         -----------
to, and all rights of the Tenant in and to, any funds of Landlord for  reimbursement  of the costs of repairing and rebuilding  shall cease.  Landlord hereby agrees that any amounts  received at any time (even after  termination of this Lease) by Landlord as the result of any  satisfaction  of judgment by Tenant,  settlement  of any legal action against  Tenant or by way of  voluntary  payment  by Tenant  shall be deemed  received  in  payment  of Total  Rent hereunder,  and if the total amounts  received by Landlord in such manner are  sufficient to cure Tenant's  default in payment of Total  Rent and Tenant has  otherwise  cured its  defaults  hereunder,  Tenant  shall,  to the extent
Tenant  has  expended  sums to repair  and  rebuild  the  Leased  Premises  for which  Tenant  (i) is  entitled  to reimbursement as provided in Section 15.01 above, and (ii) has not received  reimbursement,  be entitled to receive
                             -------------
reimbursement  as provided  in Section  15.01  above,  for such  amounts  expended,  and  Landlord  shall  promptly
                               --------------
reimburse Tenant for such amounts expended as provided in Section 15.01 above.
                                                          -------------

ARTICLE XVI -
------------------

                                                      DEFAULT

16.01    Default Provisions.  This Lease is made on condition that if:
         ------------------

(a)      Tenant fails to pay when due any  installment  of Basic Rent or Additional  Rent,  and such failure to pay continues for ten (10) days after written notice from Landlord of such failure; or

(b)      Tenant fails to keep or perform any other covenant or obligation  contained in this Lease,  the Agreement, any of the  Transaction  Documents (as that term is defined in the  Agreement) or any  Memorandum of Lease on Tenant's  part to be kept or  performed,  and Tenant  fails to remedy the same within thirty (30) days after  Landlord  has given Tenant  written  notice  specifying  such failure (or within such additional  period, if any, as may be reasonably  required to cure such failure if it is of such  nature  that it cannot  be cured  within  said  thirty  (30) day  period  because  of governmental restriction or other cause beyond the control of Tenant); or

(c)      Tenant shall file a voluntary  petition  under any  bankruptcy  law or an  involuntary  petition under any bankruptcy  law is filed  against  Tenant in a court  having  jurisdiction  and said court  shall order relief  against  Tenant;  or Tenant  generally is not paying its debts as such debts become due; or Tenant makes an assignment for the benefit of its creditors;  or a custodian,  trustee or receiver  is  appointed  or retained  to take  charge of and manage any  substantial  part of the assets of Tenant;  or any  execution or  attachment  shall issue  against  Tenant  whereupon  the
         Leased  Premises,  or any part thereof,  or any interest therein of Tenant under this Lease shall be taken and the same is not  released  prior to  judicial  sale  thereunder  (each of the events described in this subparagraph being deemed a default under the provisions of this Lease);

then Landlord may at Landlord's  election then or at any time  thereafter,  and while such default shall  continue, give Tenant  written  notice of Landlord's  termination of this Lease,  and, upon such notice,  Tenant's  rights to possession  of the Leased  Premises  shall cease and this Lease shall  thereupon  be  terminated,  and Landlord may re-enter and take possession of the Leased Premises and any machinery or equipment thereon as its own property;  or
Landlord may remain out of possession of the Leased  Premises and treat the term of the Lease as subsisting  and in full force and effect,  in which event Landlord  shall have all rights and remedies  available at law, in equity or hereunder;  and as an alternative  remedy Landlord may, at Landlord's  election,  without  terminating the term, or this Lease,  re-enter the Leased Premises or take possession  thereof pursuant to legal  proceedings or pursuant to any notice provided for by law, and having elected to re-enter or take  possession of the Leased  Premises  without terminating  the term,  or this Lease,  Landlord  shall use  reasonable  diligence  as Tenant's  agent to relet the
Leased  Premises,  or parts  thereof,  for such term or terms and at such  rental  and upon  such  other  terms and conditions  as Landlord  may  reasonably  deem  advisable,  with the right to make  alterations  and repairs to the
Leased  Premises,  and no such  re-entry  or taking of  possession  of the Leased  Premises  by  Landlord  shall be construed as an election on Landlord's  part to terminate this Lease,  and no such re-entry or taking of possession by Landlord  shall relieve  Tenant of its  obligation  to pay Basic Rent or  Additional  Rent (at the time or times provided  herein),  or of any of its other  obligations  under this Lease, all of which shall survive such re-entry or taking of possession,  and Tenant shall continue to pay the Basic Rent and Additional  Rent provided for in this
Lease  until the end of the term and  whether  or not the  Leased  Premises  shall  have been  relet,  less the net proceeds,  if any, of any reletting of the Leased  Premises  after  deducting  all of Landlord's  expenses in or in connection with such reletting,  including without limitation all repossession costs, brokerage commissions,  legal expenses,  expenses of employees,  alterations  costs and expenses of  preparation  for  reletting.  Having elected either to remain out of  possession  and  treating  this Lease as remaining in full force and effect or to re-enter or take  possession of Leased  Premises  without  terminating  the term,  or this Lease,  Landlord may by notice to
Tenant given at any time  thereafter  while Tenant is in default in the payment of Basic Rent or Additional Rent or in the performance of any other obligation  under this Lease,  elect to terminate this Lease and, upon such notice, this Lease shall  thereupon be terminated.  If in accordance  with any of the foregoing  provisions of this Article
Landlord shall have the right to elect to re-enter and take possession of the Leased  Premises,  Landlord may enter and expel Tenant and those  claiming  through or under Tenant and remove the property and effects of both or either without  being  guilty of any manner of  trespass  and without  prejudice  to any  remedies  for arrears of rent or preceding breach of covenant.

16.02    Performance  of  Tenant's  Obligations  by  Landlord.  If Tenant  shall fail to keep or perform any of its
         ----------------------------------------------------
obligations  as  provided  in this  Lease  then  Landlord  may  (but  shall  not be  obligated  so to do)  upon the continuance  of such  failure on Tenant's  part for ten (10) days after  notice of such  failure is given Tenant by
Landlord  (except that such notice need not be given in any case  reasonably  deemed by Landlord to  constitute  an emergency),  and without  waiving or releasing  Tenant from any  obligation  hereunder,  as an  additional  but not exclusive  remedy,  make any such payment or perform any such obligation,  and all sums so paid by Landlord and all necessary  incidental  costs and  expenses  incurred by  Landlord in  performing  such  obligation  shall be deemed
Additional  Rent and shall be paid to Landlord  on demand,  and if not so paid by Tenant,  Landlord  shall have the same  rights and  remedies  provided  for in this  Article  XVI in the case of default by Tenant in the  payment of
                                                   ------------
Basic Rent.

16.03    Default  Interest.  Any sums due from either party to the other  hereunder  shall,  from and after the due
         -----------------
date  thereof,  bear  interest  at a per annum  rate  equal to LIBOR plus 210 basis  points.  The rate of  interest applicable  herein shall fluctuate  concurrently  with  fluctuations in the LIBOR,  and if the rate herein provided for shall ever exceed the highest rate provided by law, the rate shall be considered  as  automatically  reduced to such highest rate.

         16.04    Default by  Landlord.  Landlord  shall be in  default  hereunder  in the event  Landlord
                  --------------------
fails to keep or perform any covenant,  obligation or agreement  contained in this Lease,  the  Agreement, any of the  Transaction  Documents or any Memorandum of Lease, on Landlord's part to be kept or performed, and  Landlord  fails to remedy the same within  thirty (30) days after Tenant has given  Landlord  written notice specifying such failure (or within such additional  period,  if any, as may be reasonably  required to cure such  failure if it is of such nature  that it cannot be cured  within such thirty (30) day period because  of  governmental  restriction  or other  cause  beyond  the  control  of  Landlord).  In event of
Landlord's default hereunder, Tenant shall be entitled to any remedy available at law or in equity.

         16.05    Costs  to  Enforce.  Each  party  covenants  to pay  and  to  indemnify  the  other  against  all
                  ------------------
reasonable  costs and  charges,  including  counsel  fees,  lawfully  and  reasonably  incurred  in the  successful enforcement of any agreement by the other party contained in this Lease.

ARTICLE XVII -
------------------

                                              SURRENDER AND OWNERSHIP

17.01    Surrender  of  Possession.  Upon  accrual of  Landlord's  right of re-entry  because of  Tenant's  default
         -------------------------
hereunder or upon the cancellation or termination of this Lease by lapse of time or otherwise,  Tenant shall,  upon
Landlord's demand,  peacefully  surrender  possession of the Leased Premises to Landlord in as good a condition and state of repair as existed on the date hereof, ordinary wear and tear excepted.

ARTICLE XVIII -
------------------

                                                      NOTICE

18.01    Notices.  All notices  required or desired to be given  hereunder shall be in writing and all such notices
         -------
and other written  documents  required or desired to be given  hereunder  shall be deemed duly served and delivered for all purposes (a) upon Landlord,  if mailed by certified mail,  postage prepaid,  addressed to Landlord at 12200
N.  Ambassador  Drive,  Kansas City,  Missouri  64163,  Attention:  President with a copy to General Counsel at the same  address,  or at such other place as Landlord  from time to time may  designate in writing to Tenant,  and (b)
upon Tenant, if mailed by certified mail,  postage prepaid,  addressed to Tenant at 4666 Fairies Parkway,  Decatur,
Illinois 62525,  Attention:  President,  with a copy to General Counsel at the same address, or at such other place as Tenant  from time to time may  designate  in  writing  to  Landlord.  All  notices  given by  certified  mail as aforesaid shall be deemed duly given as of the date they are so mailed.

ARTICLE XIX -
------------------

                                                     NET LEASE

19.01    Net Lease.  This Lease shall be deemed and  construed  to be a  "triple-net  lease," and Tenant  shall pay
         ---------
the Basic  Rent and all  Additional  Rent  under  this  Lease  free of any  charges,  assessments,  impositions  or deductions  of any kind and  except  as  expressly  set  forth in  Sections  3.01  and  14.03,  without  abatement, deduction,  or set-off,  and in no event shall  Landlord be required to make any payments,  bear any expenses or be under any other  obligation or liability in connection  with this Lease except as expressly  provided in this Lease or in the Agreement.

ARTICLE XX -
------------------

                                                   MISCELLANEOUS

20.01    Rights and  Remedies.  The  rights and  remedies  reserved  by  Landlord  and Tenant  hereunder  and those
         --------------------
provided by law shall be construed as cumulative  and continuing  rights.  No one of them shall be exhausted by the exercise  thereof on one or more  occasions.  Landlord  and Tenant  shall each be entitled to specific  performance and  injunctive  or other  equitable  relief for any breach or threatened  breach of any of the  provisions of this
Lease,  notwithstanding  the  availability  of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity.

20.02    Waiver of Breach.  No waiver of any breach of any covenant or agreement  herein  contained  shall  operate
         ----------------
as a waiver of any  subsequent  breach of the same  covenant or agreement or as a waiver of any breach of any other covenant or  agreement,  and in case of a breach by either party of any  covenant,  agreement or  undertaking,  the non-defaulting  party may  nevertheless  accept from the other any payment or  payments  or  performance  hereunder without in any way waiving its right to exercise  any of its rights and  remedies  provided for herein or otherwise with  respect to any such  default or  defaults  which were in  existence  at the time such  payment or payments or performance were accepted by it.

20.03    Force  Majeure.  In the event either  party  hereto shall be delayed or hindered in or prevented  from the
         --------------
performance  of any act required  under this Lease by reason of acts of God,  strikes,  lockouts,  labor  troubles, inability to procure  materials,  failure of power,  restrictive  governmental  law or regulations,  court or other judicial  order,  riots,  insurrection,  war or other reason of a like nature not the fault of the party delayed in performing  work or doing  acts  required  under the terms of this  Lease,  then  performance  of such act shall be excused for the period of the delay,  and the period for the  performance  of any such act shall be extended  for a period  equivalent  to the period of such delay.  The  provisions  of this Section  shall not (a) operate to excuse
Tenant from prompt  payment of Basic Rent or Additional  Rent;  (b) operate to excuse  Landlord from prompt payment of any amounts due Tenant  hereunder;  and (c) be applicable to delays  resulting  from the inability of a party to obtain financing or to proceed with its obligations under this Lease because of a lack of funds.

20.04    Quiet  Enjoyment and Possession.  Landlord  covenants that so long as Tenant shall not be in default under
         -------------------------------
this Lease,  Tenant shall and may peaceably and quietly have, hold and enjoy the Leased  Premises leased  hereunder free from  interference  by Landlord or any party  claiming,  by,  through or under Landlord and that Landlord will defend  Tenant's  enjoyment and possession  thereof  against all parties  claiming by,  through or under  Landlord, subject to all of the terms and provisions hereof.

20.05    Organizational  Covenants  of  Tenant.  Tenant  covenants  that it is a  corporation  duly  organized  and
         -------------------------------------
existing  under the laws of the State of  Delaware,  with  lawful  power and  authority  to enter into this  Lease, acting by and through its duly  authorized  officers.  Tenant  further  covenants  that the execution of this Lease and the  performance  of the terms of this  Lease by Tenant  will not result in a breach of any of the terms of, or constitute a default under,  any indenture,  mortgage,  deed of trust,  lease,  or other agreement or instrument to which  Tenant  is a  party,  or by  which  it or any  of its  property  is  bound,  or  the  Tenant's  Articles  of
Incorporation  or By-laws,  or any order,  rule or regulation  applicable to Tenant or its property of any court or other  governmental  body.  Tenant shall maintain its corporate  existence and shall not, without the prior written consent of Landlord,  dissolve,  liquidate  or  otherwise  dispose of all or  substantially  all of its assets,  or consolidate  with or merge into another  corporation or permit one or more other  corporations to consolidate  with or merge into it.

         20.06    Organizational  Covenants of Landlord.  Landlord  represents,  warrants,  covenants  and agrees that it is a corporation  duly organized,  validly  existing and in good standing under the laws of the State of Kansas,  with lawful power and authority to enter into this Lease,  acting by and through its
duly  authorized  officers.  Landlord  further  represents,   warrants,  covenants  and  agrees  that  the
execution of this Lease and the  performance  of the terms of this Lease by Landlord  will not result in a breach of any of the terms of, or constitute a default  under,  any  indenture,  mortgage,  deed of trust, lease,  or other  contract,  instrument or agreement to Landlord is a party,  or by which it or any of its property is bound, or Landlord's  Articles of Incorporation or By-laws,  or any order,  rule or regulation applicable to Landlord or its property of any court or other governmental body.

         20.07    Amendments.  This Lease may be amended,  changed or  modified  only by a written  agreement  duly
                  ----------
executed by Landlord and Tenant.

         20.08    Construction  and  Enforcement.  This Lease shall be construed  and enforced in  accordance  with
                  ------------------------------
the laws of the State of Kansas.  Wherever  in this Lease it is provided  that either  party shall or will make any payment or perform or refrain from  performing any act or obligation,  each such provision  shall,  even though not so expressed,  be construed as an express  covenant to make such payment or to perform,  or not to perform,  as the case may be, such act or obligation.  The terms  "Landlord"  and/or "Tenant" and all pronouns used herein referring to "Landlord"  and/or  "Tenant" shall include the singular and plural,  and masculine,  feminine and neuter gender, as the context and circumstances  require,  and if there be two or more included in the term, the provisions hereof shall apply to each, jointly and severally.

         20.09    Invalidity  of Provisions  of Lease.  If for any reason any provision  hereof shall be determined
                  -----------------------------------
to be invalid or  unenforceable,  the  validity  and effect of the other  provisions  hereof  shall not be affected thereby.

         20.10    Covenants  Run  With The  Leased  Premises.  The  covenants,  agreements  and  conditions  herein
                  ------------------------------------------
contained  shall run with the Leased  Premises  and shall be binding  upon and inure to the  benefit of the parties hereto and their respective successors and assigns, subject, however, to the provisions of Article VII hereof.
                                                                                           -----------

         20.11    Headings.  The Article and  Section  headings  shall not be treated as a part of this Lease or as
         -----------------
affecting the true meaning of the provisions hereof.

         20.12    Execution  of  Counterparts.   This  Lease  may  be  executed   simultaneously  in  two  or  more
         ------------------------------------
counterparts,  each of which shall be deemed to be an original,  but all of which together shall constitute one and the same instrument.

         20.13    Estoppel  Certificate  by Tenant.  Tenant will  execute,  acknowledge  and  deliver to  Landlord,
         -----------------------------------------
within ten (10) days after Landlord's  written request  therefor,  a written  statement  certified by an officer of
Tenant to the  effect  that (a) this Lease is  unmodified  and in full  force and  effect  (or,  if there have been modifications,  that the Lease is in full force and effect, as modified,  and stating the  modifications),  (b) the dates,  if any,  to which Basic Rent and  Additional  Rent have been paid,  and (c) no notice has been  received by
Tenant and Tenant is not otherwise aware of any default which has not been cured,  except as to defaults  specified in said  certificate.  Such certificate shall also contain such additional  information,  statements and agreements as Landlord shall  reasonably  request.  Any such  certificate may be relied upon by any  prospective  purchaser or mortgagee of the Leased Premises or any part thereof.

         20.14    No Liability on Landlord.  Neither  Landlord nor its  employees or agents shall be liable for any
         ---------------------------------
damages to property of Tenant or any third party or of others  entrusted  to  employees  of Landlord or its agents, nor for the  loss of or  damages  to any  property  of  Tenant  by theft or  otherwise,  whether  or not due to the negligence  of Landlord,  its agents or  employees,  unless such loss or damage is the result of  Landlord's  gross negligence  or  intentional  misconduct.  Neither  Landlord nor its agents shall be liable for any injury or damage to persons or property resulting from fire, explosion,  falling plaster,  steam, gas,  electricity,  water, rain or snow or leaks from any part of the Leased  Premises or from the pipes,  appliances  or  plumbing  works or from the roof,  street or  sub-surface  or from any other place or by dampness or by any other cause of  whatsoever  nature, whether or not due to the  negligence of Landlord,  its agents,  or employees;  nor shall Landlord or its employees or agents be liable for any such  damage  caused by other  tenants or persons in the Leased  Premises  or caused by operations  in  connection  with or  resulting  from any  private,  public or quasi  public work and Tenant  hereby covenants  and agrees to  indemnify  and hold  harmless  Landlord  against any claims,  costs,  demands,  losses or liabilities with respect to any of the matters referred to in this Section.
                                                                   -------

20.15    Landlord's  Mortgagees.  (a) Landlord may, at any time and from time to time,  grant  mortgages,  deeds of
         ----------------------
trust or other liens or  encumbrances  on any of the Leased  Premises in accordance  with the terms and  provisions hereof, and any holder thereof is referred to in this Lease as "Landlord's Mortgagee."

(b)      This Lease and Tenant's  interest and rights  hereunder  are and shall be subject and  subordinate  at all times to the lien of any  mortgage  or deed of trust now  existing  or  hereafter  created  on or
         against  the  Leased  Premises,  and  all  amendments,   restatements,  renewals,  modifications,
         consolidations,  assignments  and  extensions  thereof,  without  the  necessity  of any  further instrument or act on the part of Tenant;  provided,  however,  that as to any mortgage or deed of trust  hereafter  created,  such  subordination  shall  be  effective  only  if  such  Landlord's
         Mortgagee  agrees that,  as long as Tenant is not in default  hereunder,  Tenant's  possession of such of the Leased  Premises as are encumbered  thereby,  on and subject to all of the provisions of  this  Lease,  will  not be  disturbed.  Tenant  agrees,  at the  election  of any  Landlord's
         Mortgagee,  to attorn to any such  mortgagee.  Tenant  further  agrees  upon  demand to  execute, acknowledge and deliver such instruments  confirming such  subordination  and such instruments of attornment  as shall be requested by any such  mortgagee.  The term  "mortgage"  whenever used in this Lease shall be deemed to include  deeds of trust and any  reference to a mortgagee  shall be deemed to include the beneficiary under a deed of trust.

(c)      Tenant agrees that neither any foreclosure of any such mortgage,  nor the institution of any suit,  action or other proceeding  against Landlord,  nor any foreclosure or dispossession  proceeding  brought by any  Landlord's  Mortgagee to recover  possession  of any of the Leased  Premises,  shall,  by operation of law or otherwise,  result in the  cancellation  or  termination of this Lease or the obligations of Tenant hereunder,  and upon the request of any such Landlord's  Mortgagee,  Tenant covenants  and  agrees to execute  an  instrument  in  writing  satisfactory  to such  Landlord's
         Mortgagee or to the purchaser of the mortgaged  premises in  foreclosure  whereby  Tenant attorns to such successor in interest.

(d)      Upon request from Tenant  within  thirty (30) days after the date hereof,  Landlord  shall use  reasonable efforts to obtain from the current  holder of each mortgage  constituting  a lien upon any of the
         Leased Premises an agreement,  in recordable form reasonably  acceptable to Tenant,  an agreement that, so long as Tenant is not in default hereunder,  Tenant's  possession of the Leased Premises so encumbered, on and subject to all of the provisions of this Lease, shall not be disturbed.

(e)      Landlord  shall have the right to make a  collateral  assignment  and encumber its rights under this Lease and all related documents.  Landlord will give Tenant notice of such assignment and encumbrance.

20.16    No  Partnership.  Landlord  does not in any way or for any  purpose  become a  partner  of  Tenant  in the
         ---------------
conduct of its business or otherwise, nor a joint venturer or a member of a joint enterprise with Tenant.

20.17    Accord and  Satisfaction.  No payment by Tenant or receipt by  Landlord  of a lesser  amount  than (a) the
         ------------------------
monthly  installment of Basic Rent or (b) Additional  Rent then due and payable shall be deemed to be other than on account of the  earliest  such  amount  due,  nor shall any  endorsement  or  statement  on any check or any letter accompanying any check be deemed an accord and satisfaction.

20.18    Holding Over. In the event Tenant  remains in possession of the Leased  Premises  after the  expiration of
         ------------
the  tenancy  created  under this  Lease,  and  without  the  execution  of a new lease,  Tenant,  at the option of
Landlord,  shall be deemed to be  occupying  the Leased  Premises as a tenant  from month to month,  at one hundred fifty percent  (150%) the Total Rent for the last Lease Year of the term,  subject to all of the other  conditions, provisions and obligations of this Lease insofar as the same are applicable to a month to month tenancy.

20.19    Survival  of  Obligations.   All  obligations  of  Tenant  or  Landlord  which  by  their  nature  involve
         -------------------------
performance,  in any  particular,  after the end of the term of this Lease,  or which cannot be ascertained to have been fully  performed  until  after the end of the term of this Lease,  shall  survive  the  expiration  or earlier termination  of the term of this Lease.  By way of  clarification,  and not by way of  limitation,ss. Section 2.04,
6.03 and 6.04 shall survive expiration or termination hereof.

20.20    Memorandum  of Lease.  Landlord and Tenant shall  execute a separate  memorandum  of lease with respect to
         --------------------
each of the  Leased  Premises  in form  appropriate  for  recording  in the  appropriate  recording  office for the jurisdiction  in which such Leased  Premises is located (each a "Memorandum  of Lease").  Each  Memorandum of Lease shall (a) operate to lease or sublease to Tenant the specific  Leased  Premises to which such  Memorandum  of Lease relates on all of the same terms and  conditions  of this Lease as if the terms and  conditions  of this Lease were fully set forth in such  Memorandum of Lease in full with respect to such Leased  Premises,  and (b) supplement the terms and  conditions  of the lease or  sublease of such Leased  Premises as may be  appropriate  to comply with or take into account the laws,  customs and practices of the  jurisdiction  in which such Leased  Premises are located and any special  circumstances and considerations  applicable to such Leased Premises  (including,  but not limited to special  circumstances  and  considerations  applicable by reason of the terms and conditions of the Prime Lease to which  Subleased  Premises are subject).  Each  Memorandum of Lease shall be  enforceable as a distinct lease or sublease of such Leased  Premises in accordance with the enforcement  procedures  applicable in such  jurisdiction;
provided,  however,  that the  existence  of a default  under or with  respect  to any  Memorandum  of Lease  shall constitute  a default  under and with  respect to each and all  Memoranda  of Lease.  To the extent that any of the terms or conditions  of any  Memorandum  of Lease  conflict with any of the terms or conditions of this Lease,  the terms and  conditions  of such  Memorandum of Lease shall  control with respect to the Leased  Premises  subject to such Memorandum of Lease.

         20.21    Obligation of ADM.  Archer  Daniels  Midland  Company  hereby  executes this Lease solely for the
                  -----------------
purpose of agreeing to and acknowledging  its joint and severable  liability for the liabilities and obligations of
ADM Farmland, Inc. hereunder.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the date first above written.

                                                     FARMLAND INDUSTRIES, INC.
                                                     -------------------------

                                                     By
                                                              -----------------------------------------------------
                                                              President

                                                     LANDLORD

                                                     ADM/FARMLAND, INC,
                                                     ------------------

ATTEST:                                     By
                                                     -----------------------------------------------------
                                                              President

                                                     TENANT

                                                     ARCHER DANIELS MIDLAND COMPANY

                                                     By:____________________________________

                                                     Its:_____________________________________

                                                    EXHIBIT A-1
                                                    -----------

[List the Direct Leased Facilities -(including Facilities and Western Region Facilities)]

                                                    EXHIBIT A-2
                                                    -----------

[List equipment at the Direct Leased Facilities]

                                                    EXHIBIT A-3
                                                    -----------

[List the Subleased Facilities -(including Facilities and Western Region Facilities) and include description of each Prime Lease]

                                                    EXHIBIT A-4
                                                    -----------

[List equipment at the Subleased Facilities]